UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:    May 1, 2002

REDBACK NETWORKS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25853 (Commission File Number)	77-0438443 (I.R.S. Employer Identification Number)

300 Holger Way
San Jose, CA 95134
(408) 750–5000
(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

On May 1, 2002, Redback Networks Inc (the “Company”) received notice of the filing of an amended class action complaint filed in the United States District Court for the Southern District of New York, naming the Company and two of its former officers as defendants. The amended complaint, asserts violations of federal securities laws, among other claims, relating to how the underwriters of the Company’s initial public offering allegedly allocated the Company’s IPO shares to the underwriters’ customers. The amended complaint amends the complaint which was originally filed in July 2001 and which was dismissed without prejudice in March 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

Date: May 8, 2002	By:	/s/ Dennis P. Wolf
Dennis P. Wolf Senior Vice President of Finance and Administration, Chief Financial Officer

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